SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 11, 2006
LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

153 East 53rd Street, New York, New York		10022

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 409-2000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     On September 11, 2006, Ladenburg Thalmann Financial Services Inc. (the “Company”) issued to BroadWall Capital LLC (“BroadWall”) ten-year warrants (“Warrants”) to purchase 1,500,000 shares of common stock of the Company at an exercise price of $0.94 per share in connection with the acquisition by Ladenburg Thalmann & Co. Inc. (“Ladenburg”), the Company’s principal operating subsidiary, of a majority of BroadWall’s securities brokerage accounts and registered representatives and employees. The Warrants will be exercisable as to 150,000 shares immediately and as to 337,500 shares on each of September 11, 2007, 2008, 2009 and 2010. In connection with the transaction, Ladenburg engaged several employees of BroadWall to continue as employees of Ladenburg. The Company granted to such individuals ten-year options (“Options”) to purchase an aggregate of 1,500,000 shares of the Company’s common stock exercisable at $1.05 per share. The Options will vest as to 10% of the shares immediately and as to 22.5% of the shares on each of September 11, 2007, 2008, 2009 and 2010.
     The Company has agreed to register for re-sale the shares underlying the Warrants and the Options by December 11, 2006.
     The summary of the foregoing transactions are qualified in their entirety by reference to the text of the agreements, which are attached as exhibits hereto and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Warrant issued to BroadWall Capital LLC

10.2	Form of Stock Option Agreement issued to employees of BroadWall

99.1	Press release dated September 11, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 12, 2006

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Diane Chillemi
	Name:	Diane Chillemi
	Title:	Vice President and Chief Financial Officer

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